                                                                   Exhibit 10.18



                                   AGREEMENT

         THIS AGREEMENT (this "Agreement") is made and effective as of April 13, 2001, by and between SPATIALMETRIX CORPORATION, a Delaware corporation (the "Borrower") and FARO TECHNOLOGIES, INC., a Florida corporation (the "Lender")

                                 R E C I T A L S
                                 ---------------

         WHEREAS, pursuant to the terms and conditions of a certain Loan Agreement ("Loan Agreement") dated January 28, 1998 and related agreements, instruments and documents, all as amended from time to time (collectively called the "Credit Documents"), PNC Bank, National Association (the "Senior Lender") has made loans, advances, and extensions of credit ("Line of Credit") to Borrower up to a current maximum principal outstanding amount of $2,300,000 at any one time; and

         WHEREAS, contemporaneously herewith, the Lender is entering into a Participation Agreement (the "Participation Agreement") with the Senior Lender pursuant to which Lender shall provide $1,500,000 to Senior Lender to increase the maximum principal amount available under the Line of Credit to Three Million Eight Hundred Thousand ($3,800,000) Dollars; and

         WHEREAS, Lender is willing to enter into the Participation Agreement in reliance upon the Borrower's representations, warranties and covenants contained in this Agreement; and

         WHEREAS, the Borrower has determined that the entry into this Agreement is in the best interests of the Borrower, and that the additional financing made available to the Borrower by the Lender's entry into the Participation Agreement is fair and adequate consideration for this Agreement.

         NOW, THEREFORE, for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) and intending to be legally bound hereby, the Borrower and Lender hereby agree as follows:

                  ARTICLE 1 : REPRESENTATIONS AND WARRANTIES

         Borrower hereby represents and warrants to Lender as set forth in this
Article 1.

     1.1. Corporate Organization. Borrower is a corporation duly organized,
          ----------------------
validly existing and in good standing under the laws of the State of Delaware. Borrower has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as and where such is now being conducted, to enter into this Agreement and the other documents and instruments to be executed and delivered by Borrower pursuant hereto and to carry out the transactions contemplated hereby and thereby. Borrower is duly licensed or qualified to do business as a foreign corporation, and is in good standing, in each jurisdiction wherein the character of the properties owned or leased by it, or the nature of its business, makes such licensing or qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect. Borrower does not own any interest in any corporation, partnership or other entity.

     1.2. Authority. The execution and delivery of this Agreement and the other
          ---------
documents and instruments to be executed and delivered by Borrower pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized. Except for any necessary third party consents, which consents have been obtained, no other or further corporate act or proceeding on the part of Borrower is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by Borrower pursuant hereto or the consummation of the transactions contemplated hereby and thereby. This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by Borrower pursuant hereto will constitute, valid binding agreements of Borrower, enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) general principles of equity that restrict the availability of equitable remedies.

     1.3. No Violation. Neither the execution and delivery of this Agreement or
          ------------
the other documents and instruments to be executed and delivered by Borrower pursuant hereto, nor the consummation by Borrower of the transactions contemplated hereby and thereby (a) to the knowledge of Borrower will violate any applicable law, statute, regulation or order of any Official Body, (b) require any authorization, consent, approval, exemption or other action by or notice to any Official Body, or (c) subject to obtaining the consents referred to in Schedule 1.3, will violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any Lien upon any of the assets of Borrower under, any term or provision of the Certificate of Incorporation or Bylaws of Borrower or of any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Borrower is a party or by which Borrower or any of its assets or properties may be bound or affected.

     1.4. Financial Statements. Included as Schedule 1.4 are true and complete
          ---------------------
copies of the financial statements of Borrower consisting of (i) a balance sheet of Borrower as of December 31, 1999, and the related statements of income and cash flows for the year then ended (including the notes contained therein or annexed thereto), which financial statements have been audited by Arthur Anderson LLP, independent auditors for Borrower for such year, and (ii) an unaudited balance sheet of Borrower as of December 31, 2000 (the "Recent Balance Sheet"), and the related unaudited statements of income for the year then ended and for the corresponding period of the prior year (including the notes and schedules contained therein or annexed thereto). All of such financial statements (including all notes and schedules contained therein or annexed thereto) are true, complete and accurate, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, for the absence of footnote disclosure) applied on a consistent basis, have been prepared in accordance with the books and records of Borrower, and fairly present, in accordance with generally accepted accounting principles, the assets, liabilities and financial position, the results of operations and cash flows of Borrower as of the dates and for the years and periods indicated. Except as and to the extent set forth in Schedule 1.4, since the date of the
                                         -------------
Recent Balance Sheet there has not been
any material damage, destruction or loss to Borrower's assets, and no event or condition has occurred or exists, which has resulted or, to Borrower's knowledge, could reasonably be expected to result in a material adverse change to the business, assets, operations, financial condition or results of operation of the Borrower.

     1.5. Tax Matters. Borrower has duly withheld and paid all taxes which it is
          ------------
required to withhold and pay, including all taxes relating to salaries and other compensation heretofore paid to the employees of Borrower. Borrower has not received from the Internal Revenue Service or from the tax authorities of any state, county, local or other jurisdiction any notice of underpayment of taxes or other deficiency which has not been paid nor any objection to any return or report filed by Borrower.

     1.6. No Litigation. Except as set forth in Schedule 1.6 there is no
          --------------                       --------------
litigation pending or, to the knowledge of Borrower, threatened against Borrower, its directors (in such capacity), its business or any of its assets, nor does Borrower know, or have grounds to know, of any reasonable basis for any litigation. Schedule 1.6 also identifies all litigation to which Borrower or any
            -------------
of its directors (in such capacity) have been parties since January 1, 1999. Except as set forth in Schedule 1.6, to the knowledge of Borrower, neither
                       -------------
Borrower nor its business or assets is subject to any order arising of out any litigation against or involving the Borrower.

     1.7. Credit Documents. The Credit Documents constitute the legal, valid and
          ----------------
binding obligations of the Borrower, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) general principles of equity that restrict the availability of equitable remedies. The Borrower represents that it has no defenses or set-offs or counterclaims against the Senior Lender, its officers, directors, employees, agents or attorneys with respect to the Credit Documents or any matters or course of conduct arising thereunder. Borrower ratifies and confirms its obligations under the Credit Documents.

                             ARTICLE 2 : COVENANTS

         Borrower covenants and agrees that Borrower will comply with the covenants set forth in this Article, unless Lender otherwise consents in writing.

     2.1. Board Observers. Borrower shall permit 2 representatives of Lender
         ----------------
("Lender's Representatives") to attend all meetings of the Board of Directors of Borrower. Borrower shall provide to Lender's Representatives copies of all materials presented to members of the Borrower's Board of Directors simultaneously with presentation to such directors. Lender's Representatives shall be permitted to address and to ask questions of the Board of Directors, but shall not have any voting rights. Lender's Representatives shall comply with all confidentiality and nondisclosure agreements in effect between Borrower and Lender. Borrower reserves the right to exclude any such Lender Representative from access to any material or meeting or portion thereof if Borrower believes that such exclusion is reasonably necessary to preserve attorney-client privilege or if the discussions concern negotiations with Lender.

     2.2. Exclusivity. The Borrower acknowledges that the Lender has incurred
          ------------
significant expense in its due diligence of the Borrower and its preparation and negotiation of the this

Agreement and the Participation Agreement, and proposes to incur additional expenses in the negotiation of the extension of further credit and possible acquisition of the Borrower. The Borrower acknowledges that the Lender is relying upon the Borrower's compliance with this Section in incurring such expenditures. Until the earliest of (a) 11:59 P.M., Philadelphia time on June 30, 2001, or (b) receipt of written notice from the Lender stating that the Lender shall not proceed further with negotiations for the acquisition of the Borrower, neither Borrower nor its officers, directors, or shareholders, without the prior written consent of the Lender, shall directly or indirectly solicit or make or entertain any offer or proposal from or to any third party regarding (i) the sale or possible sale of the Borrower or its assets or discuss in any manner any such sale with any third party or provide any information concerning any such sale to any third party or provide any information concerning any such sale to any third party and/or (ii) the borrowing or possible borrowing of additional interest-bearing or secured debt from any third person or provide any information concerning any such borrowing from any third party. Notwithstanding the foregoing, the Borrower may conduct discussions with other lenders, including, without limitation, GE Capital, for the refinancing of the Line of Credit.

     2.3. Use of Proceeds. The Borrower shall use the advances under the Line of
          ----------------
Credit made available by Borrower's entry into the Participation Agreement (the "New Availability") for the purposes and in the amounts described in Schedule
2.3. Without limiting the generality of the foregoing, the Borrower shall not use any of the New Availability for any of the following purposes without the prior written consent of the Lender:

         a. Direct or indirect payments to any of the Borrower's shareholders, directors or executive officers (other than regular compensation to salaried employees for services actually rendered at salary rates prevailing prior to the date of this Agreement); or

         b. Payments to First Union Capital Partners; or

         c. Distributions to shareholders of the Borrower, whether as dividends or in redemption of stock of the Borrower.

                        ARTICLE 3 : CONDITIONS PRECEDENT

     3.1. Conditions Precedent to Lender's Entry into Participation Agreement.
          -------------------------------------------------------------------
Each of the following are conditions precedent to the entry into the Participation Agreement by the Lender:

         a. Credit Agreement. The Borrower shall enter into such amendments to
           ------------------
the Credit Agreement and to the loan documents ancillary thereto as the are required by the Senior Lender and approved by the Borrower.

         b. Representations and Warranties. The representations and warranties
           -------------------------------
contained in this Agreement shall be true, correct and complete.

         c. Organization Documents. Lender shall have received a copy of the
           ------------------------
Certificate of Incorporation of Borrower, and all amendments thereto, certified by the Secretary of State of Delaware as of a date not earlier than 10 days before the date of this Agreement.

         d. Good Standing Certificates. Lender shall have received good standing
           ---------------------------
certificates for Borrower, issued by the Secretary of State of Delaware and by the Secretary of State of the Commonwealth of Pennsylvania, certified by the Secretary of State of the Commonwealth of Pennsylvania as of a date not earlier than 10 days before the date of this Agreement.

         e. Incumbency Certificate. Lender shall have received a certificate
           -------------------------
executed by the Secretary of the Borrower setting forth the names of the directors and officers of the Borrower, the names of the officers duly authorized by the Borrower to execute this Agreement and the Credit Documents, and including a specimen of signatures of officers authorized by the Borrower to execute and deliver this Agreement and the Credit Documents, and a certified copy of the resolutions of the Borrower authorizing the transactions herein contemplated. In addition, the secretary or other appropriate officer of the Borrower shall certify that there have been no amendments to the Certificate of Incorporation of the Borrower since the date of its certification by the Secretary of State, State of Delaware.

         f. Compliance with Laws and Other Agreements. Lender shall have
            ------------------------------------------
determined or received assurances satisfactory to it that none of this Agreement, the Credit Documents or any of the transactions contemplated thereby violate any applicable law, court order or agreement binding upon Borrower.

                      ARTICLE 4 : RIGHT OF FIRST REFUSAL

     4.1. Commencement Date;  Definitions.
         -------------------------------

         a. Right of First Refusal Commencement Date. The Right of First Refusal
           ------------------------------------------
set forth in this Article 4 shall commence and be exercisable by the Lender in accordance with the provisions of this Article 4 from and after the earliest of the following dates (the "Right of First Refusal Commencement Date"):

         1. On 12:00 A.M., Philadelphia time, July 1, 2001 (or such later date as the parties may agree in writing), if the parties have failed to enter into mutually acceptable definitive agreements concerning the acquisition of the Borrower by the Lender, as described in the Letter of Intent, by 11:59 P.M. Philadelphia time, on June 30, 2001 (as such time may be extended by the parties in writing); or

         2. Immediately after Borrower or the Lender breaks off from further negotiation of the transactions described in the Letter of Intent; or

         3. Immediately upon a breach by the Borrower of its covenants made in
            Section 2.2 hereof.

The provisions of this Article 4 shall not survive the entry of the Borrower and Lender into definitive agreements for the transactions described in the Letter of Intent.

        b. Definitions.  The following terms shall have the following meanings
           ------------
 whenever used in this Article 4:


         1. "Bona Fide Offer" shall mean (i) a written offer to purchase the
             ----------------
            Business, alone or as part of a larger transaction (whether by purchase of stock or underlying assets or by merger or other form of acquisition), (ii) any offering of securities by the Borrower (other than a bona fide offering of securities of the Borrower to current shareholders of the Borrower); and (iii) a written offer to enter into any form of transaction which would result in the current officers, directors and shareholders of five percent (5%) or more of any class of equity securities of the Borrower holding securities which, in the aggregate, constitute less than 50 per cent (50%) of the equity of the Company or having the right to vote for less than a majority of the members of the Board of Directors of the Borrower.

         2. "Business" shall mean all or any substantial portion of the
             ----------
            Borrower's business of designing, manufacturing, marketing, and servicing high-accuracy dynamic measurement devices, including the development, marketing and licensing of associated software, whether organized as a separate legal entity, as a division of any direct or indirect subsidiary of the Borrower, or otherwise and all of the associated operating assets.

         3. "Registered Notice" shall mean notice given in accordance with
            -------------------
            Section 4.2 hereof. Such Registered Notice shall contain a true and complete copy of the Bona Fide Offer, setting forth the price and all terms and conditions thereof, with the name(s), address(es) (both home and office), and business(es) or other occupation(s) of all offerors. If the Registered Notice is sent with respect to a merger proposal, the Registered Notice shall include both a true and complete copy of the written offer to merge with the Borrower, which offer shall include the name of the merging party, and its shareholders if such merging party is not a public company, and the basic structure of the merger, and a statement of the willingness of the Borrower to enter into the proposed merger. If the Registered Notice is sent with respect to a proposed issuance of securities of the Borrower, the Registered Notice shall include a complete description of the type, amount and issue price of the securities to be offered and the proposed purchaser of such securities. Any notice that omits in any material respect any of the requisite information shall not be considered a "Registered Notice" for the purposes of this Agreement.

     4.2. Receipt of Bona Fide Offer. From and after the Right of First Refusal
          ---------------------------
Commencement Date until December 31, 2002, in the event that the Borrower shall receive at any time during the term of this Agreement a Bona Fide Offer and the Borrower's Board of Directors shall decide to sell the Business or otherwise accept the Bona Fide Offer, the Borrower shall promptly send a Registered Notice to Lender offering to sell the Business to Lender, together with such other assets as are subject to the Bona Fide Offer, at the same price and upon the same terms and conditions as are contained in the Bona Fide Offer, and Lender shall have the right of first refusal (the "Right of First Refusal") to purchase or otherwise acquire the Business, together with such other assets as are subject to the Bona Fide Offer, on such terms and conditions. Lender shall then have such rights and privileges, for the prescribed time periods, as are set forth in Section 4.4 hereof.

     4.3. Excluded Transactions. The Right of First Refusal shall not apply to,
         ------------------------
and shall survive the following transactions:

         a. any transfer of the Business to an entity directly or indirectly owned and controlled by the Borrower;

         b. any conversion of one class of securities of the Borrower issued and outstanding as of the date of this Agreement into another class of securities of the Borrower;

         c. any bona fide offering of securities of the Borrower to current shareholders of the Borrower.

     4.4. Procedure. Whenever, under Section 4.2 hereof, a Bona Fide Offer has
          ---------
been received, and Registered Notice of the Bona Fide Offer has been sent by the Company, the procedures specified in this Section 4.4 shall be complied with. For a period of fifteen (15) days following its receipt of the Registered Notice, Lender shall have the right, at its sole option, to notify the Borrower of its election to purchase the Business subject to the Bona Fide Offer. Acceptance by Lender of the Bona Fide Offer shall be on the same terms and conditions as set forth in the Bona Fide Offer, subject to the terms and conditions set forth herein, and shall be made by Lender's delivery to the Borrower of its notice to purchase the Business on the terms and conditions of the Bona Fide Offer, subject to the payment of cash in lieu of non-cash consideration, in an amount computed in accordance with the provisions of
Section 4.5 hereof (the "Acceptance"). If Lender shall not deliver the Acceptance to the Borrower within the prescribed time period, the Borrower shall have the right to accept the Bona Fide Offer in whole, but not in part, and to sell the Business in accordance with the terms thereof, but only in strict accordance with all of the provisions of the Bona Fide Offer, and only if the sale is fully consummated within one hundred twenty (120) days following the receipt of the Registered Notice by the Lender as provided for in Section 4.2 hereof. In the event such sale is not fully consummated within such one hundred twenty (120) day period, the provisions of this Agreement must again be complied with by the Borrower before the Borrower may accept a Bona Fide Offer.

     4.5. Valuation of Non-Cash Consideration.
          -----------------------------------

         a. The fair market value of non-cash consideration in the Bona Fide Offer consisting of marketable securities shall be paid by Lender based upon the average closing price for such marketable securities for the twenty (20) trading days ending on the date immediately prior to the purchase by Lender hereunder. The Lender, at its option, may pay in cash or in stock of the Lender, based upon the average closing prices for stock of the Lender for the twenty (20) trading days ending on the date immediately prior to the purchase by Lender hereunder.

         b. The fair market value of non-cash consideration that does not consist of marketable securities shall be determined on the basis of an appraisal conducted by an independent, qualified professional appraiser selected by the Borrower and having at least five (5) years of experience valuing assets similar to those proposed to be paid in accordance with the Bona Fide Offer (a "Qualified Appraiser"). If Lender objects to the valuation determined by the Borrower's chosen Qualified Appraiser, then Lender shall, within fifteen (15) days of receipt of such determination, obtain a separate written appraisal of the disputed fair market value by another Qualified Appraiser and shall deliver to the Company a copy of such second appraisal. If the fair market value presented by such second appraiser is not less than ninety percent (90%) nor more than one hundred ten percent (110%) of the fair market value presented in the original appraisal, then the fair market value shall equal the average of the two (2) appraisals. If a greater discrepancy exists between the first and second appraisals, then the Qualified Appraisers selected by Borrower and the Lender shall select a third Qualified Appraiser who shall, within thirty (30) days after selection, deliver to Borrower and the Lender a third written appraisal of the fair market value of the non-cash consideration and the fair market value of the non-cash consideration shall equal the average of the two
(2) appraisals which are closest in amount. The cost of the initial appraisal and, if applicable, the second and third appraisals, shall be paid for one-half by each of Borrower and the Lender.

                            ARTICLE 5 : DEFINITIONS

     5.1. Certain Terms. The following terms when used in this Agreement
          -------------
(including the preamble and recitals hereof) have the following meanings:

         a. "Lender" means FARO TECHNOLOGIES, INC., a Florida corporation, and
            ---------
any successor, assignee, transferee, or pledgee thereof.

         b. "Borrower" means SPATIALMETRIX CORPORATION, a Delaware corporation.
            -----------

         c. "Affiliate", as it relates to any Person, shall mean: (i) any
            ------------
parent, spouse, brother, sister, or natural or adopted lineal descendant or spouse of any such parent, brother, sister, or descendant, of such Person (any such Person hereinafter in this Agreement being referred to as a "Relative") and
(ii) any other Person directly or indirectly controlling, controlled by or under common control with such Person.

         d. "Agreement" means this Agreement and all exhibits, schedules and
           -------------
supplemental addenda hereto, all as may be amended and - otherwise modified from time to time hereafter.

         e. "Credit Documents" is defined in the Recitals.
          --------------------

         f. "Letter of Intent" is defined in Section 6.6
           -------------------

         g. "Official Body" means any federal, state, local, or other government
             --------------
(or any political subdivision, agency, authority, bureau, commission, department or instrumentality thereof) and any court, tribunal, grand jury or arbitrator, in each instance whether foreign or domestic.

         h. "Participation Agreement" is defined in the Recitals hereto.
             -----------------------

         i. "Person" means any natural person, corporation, partnership, limited
            --------
liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

         j. "Right of First Refusal" is defined in Section 4.2 hereof.
            ------------------------


         k. "Senior Lender" means PNC Bank, National Association
            ---------------

                     ARTICLE 6 : MISCELLANEOUS PROVISIONS

     6.1. Amendments. No amendment to or waiver of any provision of this
          -----------
Agreement, nor consent to any departure by any Borrower herefrom, shall in any event be effective unless such amendment, waiver or consent is in writing and signed by Lender and Borrower Any such waiver or consent will be effective only in the specific instance and for the specific purpose for which given.

     6.2. Addresses for Notices. Any notice, request, consent, waiver or other
          ----------------------
communication required or permitted under or in connection with this Agreement will be deemed satisfactorily given if it is in writing and is delivered either personally to the addressee thereof, or by prepaid registered or certified U.S. mail (return receipt requested), or by a nationally recognized commercial courier service with next-day delivery charges prepaid, or by telegraph, or by facsimile (voice confirmed), or by any other reasonable means of personal
                             ---
delivery to the party entitled thereto at its respective address set forth below its signature to this Agreement. If Borrower fails to insert an address below, then such failure shall constitute a designation of its last known address as
----
the address for all notices, including notices of default and sale. Any party to this Security Agreement may change its address or facsimile number for notice purposes by giving notice thereof to the other parties hereto in accordance with this Section, provided that such change shall not be effective until 2 calendar
              -------------
days after notice of such change. All such notices and other communications will be deemed given and effective (a) if by mail, then upon actual receipt or 5 calendar days after mailing as provided above (whichever is earlier), or (b) if by facsimile, then upon successful transmittal to such party's designated number, or (c) if by telegraph, then upon actual receipt or 2 Business Days after delivery to the telegraph company (whichever is earlier), or (d) if by
                                                               ---
nationally recognized
commercial courier service, then upon actual receipt or 2 Business Days after delivery to the courier service (whichever is earlier), or (e) if otherwise delivered, then upon actual receipt.

     6.3. Severability. Wherever possible, each provision of this Agreement
          -------------
shall be interpreted in such manner as to be effective and valid under applicable law. If any provision of this Agreement shall be prohibited by or invalid under such law, then such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     6.4. Governing Law. This Agreement shall be governed by and construed in
          --------------
accordance with the internal laws of the Commonwealth of Pennsylvania

     6.5. Entire Agreement. This Agreement and the Credit Documents constitute
          -----------------
the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements (written or oral) with respect thereto.

     6.6. Refinancing of Line of Credit. The Borrower and the Lender have
          -------------------------------
exchanged a Letter of Intent dated April __, 2001 relating to a proposal from Lender to acquire Borrower (the "Letter of Intent"). The parties agree that, if the Line of Credit is refinanced with a lender other than the Senior Lender, and such refinancing is terminated before maturity as a result of the Lender's election to acquire the Borrower, all fees for early termination of the refinancing shall constitute accrued expenses in the computation of Working Capital for the purposes of determining the acquisition consideration for the stock of Borrower under the Letter of Intent. Nothing in this section 6.6 shall be construed to commit either the Borrower or the Lender to consummate the transactions described in the Letter of Intent.

     6.7. Specific Performance. The Borrower acknowledges that, in view of the
          ---------------------
uniqueness of arrangements contemplated by this Agreement, the Lender would not have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms. The Borrower therefore agrees that the Lender shall be entitled to seek specific enforcement of the terms hereof in addition to any other remedy to which the Lender may be entitled at law or in equity.

     6.8. Waiver of Notice; Waiver of Bond. Borrower waives the posting of any
          --------------------------------
bond otherwise required of Lender in connection with any judicial process or proceeding to enforce any judgment or other court order entered in favor of Lender, or to enforce by specific performance, temporary restraining order or preliminary or permanent injunction this Agreement.

     6.9. Forum Selection and Consent to Jurisdiction. Any litigation in any way
          --------------------------------------------
related to this Agreement, or any course of conduct, course of dealing, statements (whether verbal or written), actions or inactions of Lender or Borrower will be brought and maintained exclusively in the courts of the Commonwealth of Pennsylvania of the United States District Court for the Eastern District of Pennsylvania. Borrower and Lender hereby expressly and irrevocably submit to the jurisdiction of the courts of the Commonwealth of Pennsylvania or the United States District Court for the Eastern District of Pennsylvania for the purpose of any such litigation as set forth above and irrevocably agree to be bound by any final and non-appealable judgment rendered thereby in connection with such litigation. Borrower and Lender further irrevocably consents to the service of process by registered or certified mail, postage prepaid, or by personal service within or outside the Commonwealth of Pennsylvania. Borrower and Lender hereby expressly and irrevocably waive (to the fullest extent permitted by law) any objection which they may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum.

     6.10. Waiver of Jury Trial. Lender and Borrower each hereby knowingly,
           ---------------------
voluntarily and intentionally waives any rights it may have to a trial by jury in respect of any litigation (whether as claim, counter-claim, affirmative defense or otherwise) in any way related to this Agreement or any Credit Documents, or any course of conduct, course of dealing, statements (whether verbal or written), actions or inactions of Lender or Borrower. Borrower acknowledges and agrees (a) that it has received full and sufficient consideration for this provision (and each other provision of each of this Agreement and the Credit Document to which it is a party), and (b) that it has been advised by legal counsel in connection herewith, and (c) that this provision is a material inducement for Lender entering into this Agreement.

     6.11. Counterparts. This Agreement may be executed in any number of
           -------------
counterparts with the same effect as if all the signatures on such counterparts appeared on one document. Each counterpart will be deemed to be an original, but all counterparts together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as an instrument under seal (whether or not any such seals are physically attached hereto), through their duly authorized officers, as of the date first written above.

ATTEST:                              SPATIALMETRIX CORPORATION
                                     (Borrower)

By:______________________            By:______________________________
Name:                                Name:
Title:                               Title:

[CORPORATE SEAL]                     Address:  222 Gale Lane
                                               Kennett Square, PA 19348
                                               Facsimile No:______________
                                               Attn:_____________________


                                     FARO TECHNOLOGIES, INC.
                                     (Lender)

                                     By:______________________________
                                     Name:
                                     Title:

                                     Address:  125 Technology Park Drive
                                               Lake Mary, Florida  32746
                                               Facsimile No:______________
                                               Attn:_____________________